30,000,000 Capital Securities1

BAC CAPITAL TRUST XII
(a Delaware Trust)

6⅞% Capital Securities
(Liquidation Amount of $25 per Capital Security)

UNDERWRITING AGREEMENT
_______________

July 26, 2006

Banc of America Securities LLC
as the Representative of the several Underwriters
c/o Banc of America Securities LLC
214 North Tryon Street, 14th Floor
Charlotte, North Carolina 28255

Ladies and Gentlemen:

BAC Capital Trust XII (the "Trust"), a statutory trust organized under the Statutory Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. §3801 et seq.), and Bank of America Corporation, a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Banc of America Securities LLC and each of the several Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term also shall include any underwriter substituted as hereinafter provided in Section 8 hereof), for whom Banc of America Securities LLC is acting as the Representative (in such capacity, the "Representative"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 6⅞% Capital Securities (liquidation amount of $25 per capital security) of the Trust (the "Initial Capital Securities") set forth in Schedule A attached hereto.  As described in Section 2(d), the Trust also grants to the Underwriters, severally and not jointly, the option (the "Option") to purchase up to 4,500,000 additional 6⅞% Capital Securities (liquidation amount of $25.00 per capital security) of the Trust (the Option Capital Securities") and, together with the Initial Capital Securities, the "Capital Securities") solely to cover over allotments.  The Capital Securities will be guaranteed on a subordinated basis by the Company, to the extent set forth in the final prospectus supplement, in the form in which it shall be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) (including the Basic Prospectus (as defined herein), is hereinafter called (the "Final Prospectus"), with respect to distributions and payments upon liquidation, redemption and otherwise (the "Capital Securities Guarantee") pursuant to the Capital Securities Guarantee Agreement, to be dated as of August 2, 2006, and as may be amended, if necessary, in connection with an exercise of the Option (the "Capital Securities Guarantee Agreement"), between the Company and The

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[1] This amount does not include the 4,500,000 additional 6⅞% Capital Securities, or Option Capital Securities.

Bank of New York, as trustee (the "Guarantee Trustee"), and will be entitled to the benefits of certain back-up undertakings described in the Final Prospectus with respect to the Company's agreement pursuant to the Twelfth Supplemental Indenture (as defined herein) to pay all expenses relating to administration of the Trust (other than payment obligations with respect to the Capital Securities).  The Capital Securities and the related Capital Securities Guarantees are referred to herein as the "Securities."

The Offerors understand that the Underwriters propose to make an offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Declaration (as defined herein), the Indenture (as defined herein) and the Capital Securities Guarantee have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").  The entire proceeds to the Trust from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), as guaranteed on a subordinated basis by the Company, to the extent set forth in the Final Prospectus, with respect to distributions and payments upon liquidation and redemption thereof (the "Common Securities Guarantee" and, together with the Capital Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement, to be dated as of August 2, 2006, and as may be amended, if necessary, in connection with an exercise of the Option (the "Common Securities Guarantee Agreement" and, together with the Capital Securities Guarantee Agreement, the "Guarantee Agreements") and will be used by the Trust to purchase $775,000,000 aggregate principal amount of 6⅞% Junior Subordinated Notes, due 2055 (the "Junior Subordinated Notes") issued by the Company (and such additional aggregate principal amount of the Junior Subordinated Notes as may be necessary if the Option is exercised), pursuant to the Indenture (as defined herein).  The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of July 26, 2006 (the "Declaration") (as may be further amended, if necessary, in connection with the exercise of the Option) among the Company, as Sponsor, James T. Houghton and Karen A. Gosnell, as trustees (the "Regular Trustees"), The Bank of New York (Delaware), a Delaware banking corporation (as "Delaware Trustee"), and The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee" and, together with the Delaware Trustee and Regular Trustees, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust.  The Junior Subordinated Notes will be issued pursuant to a restated indenture, dated as of November 1, 2001 (the "Base Indenture"), between the Company and The Bank of New York, as trustee (the "Debt Trustee"), and a twelfth supplement to the Base Indenture, to be dated as of August 2, 2006 (the "Twelfth Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, which may be required in connection with the exercise of the Option, the "Indenture"), between the Company and the Debt Trustee.

SECTION 1.   REPRESENTATIONS AND WARRANTIES.  (a)  The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time (as hereinafter defined) and as of the Option Closing Time (as hereinafter defined), if any, as follows:

(i)         The Offerors propose to file with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"), a supplement to the form

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 of prospectus included in the registration statements (referred to below) relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Offerors to be set forth therein.  Such registration statements (File Nos. 333-123714, 333-123714-01, 333-123714-02, 333-123714-03, 333-123714-04, 333-123714-05 and 333-123714-06) including the exhibits thereto, as amended at the date of this Agreement, are hereinafter collectively called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus in preliminary form, dated July 24, 2006 (including the Basic Prospectus as so supplemented), is hereinafter called the "Preliminary Prospectus".  Any reference herein to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.  Each of the Preliminary Prospectus and the Final Prospectus, when filed by electronic transmission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") (except as may be permitted by Regulation S-T under the 1933 Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.

(ii)        The term "Disclosure Package" shall mean (i) the Preliminary Prospectus, as it may be amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the 1933 Act (each, an "Issuer Free Writing Prospectus"), if any, identified in Schedule C hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of 4:00 p.m. (Eastern time) on the date of this Agreement (the "Initial Sale Time"), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Preliminary Prospectus based upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof (the "Underwriter Information").

(iii)       As of the date hereof, when the Final Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Act, when any supplement or amendment to the Final Prospectus is filed with the Commission, at the Closing Time or Option

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 Closing Time referred to in Section 2 hereof, and, with respect to the Registration Statement in (i) and (ii) below, as of the Initial Sale Time, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable provisions of the 1933 Act, the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), the 1934 Act, the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), the 1939 Act and the rules and regulations of the Commission thereunder (the "1939 Act Regulations"), (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Debt Trustee, the Property Trustee or the Guarantee Trustee or (B) the Underwriter Information.  The documents which are incorporated or deemed incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, when they were filed with the Commission, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Regulations, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Final Prospectus and the Company is without knowledge that any proceedings have been instituted for either purpose.

(iv)       Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business.

(v)        To the best knowledge of the Offerors, PricewaterhouseCoopers LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(vi)       The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and to enter into and perform its obligations

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 under this Agreement, the Capital Securities, the Common Securities and the Declaration; the Trust is not a party to or otherwise bound by any agreement other than those described in the Disclosure Package and the Final Prospectus; the Trust is and will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

(vii)      The Common Securities have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement, the Disclosure Package and the Final Prospectus, will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Disclosure Package and the Final Prospectus; and the issuance of the Common Securities is not subject to preemptive or other similar rights.

(viii)      This Agreement has been duly authorized, executed and delivered by each of the Offerors.

(ix)       The Declaration has been duly authorized by the Company, as Sponsor, and when validly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will be a valid and binding obligation of the Company, the Trust and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, subject, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy (collectively, the "Permitted Exceptions") and will conform to all statements relating thereto in the Disclosure Package and the Final Prospectus; and the Declaration has been duly qualified under the 1939 Act.

(x)        Each of the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company, and, in the case of the Capital Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Capital Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions, and each of the Guarantees and the Guarantee Agreements will conform to all statements relating thereto contained in the Disclosure Package and the Final Prospectus; and the Trust, pursuant to the Capital Securities Guarantee Agreement, has been duly qualified under the 1939 Act.

(xi)       The Capital Securities have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered pursuant to this Agreement against

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 payment of the consideration therefor set forth in Schedule B hereto, will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Disclosure Package and the Final Prospectus; the issuance of the Capital Securities is not subject to preemptive or other similar rights; and, subject to the terms of the Declaration, holders of Capital Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

(xii)      Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

(xiii)      None of the Offerors is, and upon the issuance and sale of the Capital Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus, none will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

(xiv)     No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Common Securities or the offering of the Capital Securities, the Junior Subordinated Notes or the Capital Securities Guarantee hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or insurance laws and the qualification of the Declaration, the Capital Securities Guarantee Agreement and the Indenture under the 1939 Act.

(xv)      (i) At the earliest time after the Offerors or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), neither Offeror was or is an Ineligible Issuers (as defined in Rule 405 of the 1933 Act).

(xvi)     Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein, the Preliminary Prospectus or the Final Prospectus, that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representative specifically for use therein.

(xvii)     The Offerors have not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters' distribution of the Initial Capital Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representative and included in Schedule C hereto.

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(b)        The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and as of the Option Closing Time, if any, as follows:

(i)         The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the Commission the Registration Statement, which has been declared effective.  The Registration Statement meets the requirements of Rule 415(a)(1) under the 1933 Act and complies in all material respects with said rule.

(ii)        The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba; provided, however, that in the event that such Section 517.075 shall be repealed, or amended such that issuers shall no longer be required to disclose in prospectuses information regarding business activities in Cuba or that a broker, dealer or agent shall no longer be required to obtain a statement from issuers regarding such compliance, then this representation and agreement shall be of no further force and effect.

(iii)       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus, to enter into and perform its obligations under this Agreement, the Declaration, as Sponsor, the Indenture and each of the Guarantee Agreements and to purchase, own and hold the Common Securities issued by the Trust; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or in good standing which, taken as a whole, are not material to the Company and its subsidiaries, considered as one enterprise.

(iv)       Bank of America, N.A. (the "Principal Subsidiary Bank") is a national banking association formed under the laws of the United States and authorized thereunder to transact business; all of the issued and outstanding capital stock of the Principal Subsidiary Bank has been duly authorized and validly issued, is fully paid and non-assessable; and all outstanding shares of the capital stock of the Principal Subsidiary Bank (except directors' qualifying shares) are owned beneficially, directly or indirectly, by the Company, free and clear of any perfected security interest, claim, lien or encumbrance.

(v)        The Indenture has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Indenture will conform to all statements relating thereto contained in the Disclosure Package and the Final Prospectus; and the Indenture has been duly qualified under the 1939 Act.

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(vi)       The Junior Subordinated Notes have been duly authorized by the Company and, when duly executed by the Company and authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Disclosure Package and the Final Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions, and will be in the form contemplated by, and, subject to the Permitted Exceptions, entitled to the benefits of, the Indenture and will conform to all statements relating thereto in the Disclosure Package and the Final Prospectus.

(vii)      The Company's obligations under the Guarantee Agreements are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company.

(viii)      The Junior Subordinated Notes are subordinated and junior in right of payment to all "Senior Obligations" (as defined in the Indenture) of the Company.

(ix)       Each holder of securities of the Company having rights to the registration of such securities under the Registration Statement has waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement.

(x)        The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Principal Subsidiary Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Principal Subsidiary Bank is a party or by which either of them may be bound, or to which any of the property or assets of the Company or the Principal Subsidiary Bank is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any material violation of the provisions of the amended and restated certificate of incorporation or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

(c)        Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(d)        The Trust represents and warrants to each Underwriter as of the date hereof and as of the Closing Time and as of the Option Closing Time, if any, as follows:

(i)         Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition

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 (financial or other), earnings, business or properties of the Trust, whether or not arising from transactions in the ordinary course of business, and (B) there have been no transactions entered into by the Trust, other than in the ordinary course of business, which are material to the Trust.

(ii)        Except as disclosed in the Disclosure Package and the Final Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best knowledge of the Trust, threatened, against or affecting the Trust that is required to be disclosed in the Disclosure Package and the Final Prospectus, other than actions, suits or proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business or properties of the Trust, whether or not arising from transactions in the ordinary course of business; and there are no transactions, contracts or documents of the Trust that are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been so filed.

(iii)       The Trust possesses adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies to conduct the business now operated by it, and the Trust has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the condition (financial or other), earnings, business or properties of the Trust.

(iv)       The execution, delivery and performance of this Agreement and the Declaration, the issuance and sale of the Capital Securities and the Common Securities, and the consummation of the transactions contemplated herein and therein and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Trust and do not and will not result in any violation of the Declaration or Certificate of Trust for the Trust dated as of March 30, 2005 (the "Certificate of Trust") and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties (except for conflicts, breaches, violations or defaults which would not, individually or in the aggregate, be materially adverse to the Trust, or materially adverse to the transactions contemplated by this Agreement).

(e)        Each certificate signed by any Trustee of the Trust and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Trust to each Underwriter as to the matters covered thereby.

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(f)         Each Underwriter, severally and not jointly, represents and agrees that:

(1)        it will comply with all applicable rules of the National Association of Securities Dealers, Inc. (the "NASD"), including the NASD's Interpretation with respect to Free Riding and Withholding and Rules 2420, 2711, 2730, 2740, 2750 and 2810 of the Conduct Rules of the NASD; and

(2)        it has not and will not, directly or indirectly, offer, sell or deliver any of the Capital Securities or distribute the Preliminary Prospectus, the Final Prospectus or any other offering materials relating to the Capital Securities (including any free writing prospectuses) in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof.

SECTION 2.   SALE AND DELIVERY TO UNDERWRITERS; OPTION; CLOSING.

(a)        On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in the Schedule B, the number of Initial Capital Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in Schedule B), plus any additional number of Initial Capital Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

The purchase price per security to be paid by the several Underwriters for the Initial Capital Securities shall be an amount equal to the initial public offering price.  The initial public offering price per Capital Security and the purchase price per Capital Security are set forth in Schedule B.  As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Initial Capital Securities will be used to purchase the Junior Subordinated Notes of the Company, the Company hereby agrees to pay at the Closing Time to the Underwriters, a commission per Initial Capital Security determined by agreement between the Representative and the Company for the Initial Capital Securities to be delivered by the Trust hereunder at the Closing Time.  The commission is set forth in Schedule B.

(b)        Payment of the purchase price for, and delivery of certificates for, the Initial Capital Securities shall be made at the office of Morrison & Foerster LLP, or at such other place as shall be agreed upon by the Representative, the Company and the Trust, at 9:00 A.M. New York time on the fifth business day (unless postponed in accordance with the provisions of Section 8) after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Trust and the Company (such time and date of payment and delivery being herein called the "Closing Time").  Payment shall be made to the Trust by wire transfer or certified or official bank check or similar same day funds payable to the order of the Trust to an account designated by the Trust, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Initial Capital Securities to be purchased by them.  Unless otherwise agreed, certificates for the Initial Capital Securities shall be in the form set forth in the Declaration, and such certificates shall be deposited with a custodian (the "Custodian") for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC.

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(c)        In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Trust grants the Option to the Underwriters, severally and not jointly, to purchase up to an additional 4,500,000 Option Capital Securities at the same price per security determined as provided above for the Initial Capital Securities plus any accrued distributions thereon.  The Option hereby granted may be exercised only once and will expire 30 days after the date hereof, and may be exercised, in whole or in part, solely for the purpose of covering over-allotments upon written notice by the Representative to the Trust and the Company setting forth the number of Option Capital Securities as to which the several Underwriters are exercising the Option.  The Representative, the Trust and the Company shall mutually agree on the time and date of payment and delivery of the Option Capital Securities.  Such time and date of delivery (the "Option Closing Time") shall not be later than six business days after the exercise of the Option and not, in any event, prior to the Closing Time.  If the Option is exercised as to all or any portion of the Option Capital Securities, the Option Capital Securities as to which the Option is exercised shall be purchased by the Underwriters, severally and not jointly, in proportion to, as nearly as practicable, their respective Initial Capital Securities underwriting obligations as set forth on Schedule A.  The Company hereby agrees to pay at the Option Closing Time to the Representative, for the accounts of the several Underwriters, a commission per Option Capital Security equal to the commission set forth on Schedule B.

In addition, in the event that any or all of the Option Capital Securities are purchased by the Underwriters, delivery and payment for the Option Capital Securities shall be made at the offices of Morrison & Foerster LLP, or at such other place as the Trust, the Company and the Representative shall determine, at the specified Option Closing Time.  Delivery of the Option Capital Securities shall be made to the Representative against payment by the Underwriters through the Representative of the purchase price thereof to or upon the order of the Trust in the manner set forth in Section 2(b) above.  Unless otherwise agreed, certificates for the Option Capital Securities shall be in the form set forth in the Declaration, and such certificates shall be deposited with the Custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

(d)        At the Closing Time, or at the Option Closing Time, as the case may be, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under this Section 2 hereof by wire transfer or certified or official bank check or checks payable to the Representative in same day funds.

SECTION 3.   COVENANTS OF THE OFFERORS.  Each of the Offerors jointly and severally covenants with each Underwriter as follows:

(a)        Prior to the termination of the offering of the Capital Securities, the Offerors will notify the Representative promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post‑effective amendment), (ii) of the filing of any supplement to the Disclosure Package, the Final Prospectus or any document filed pursuant to the 1934 Act which will be incorporated by reference in the Preliminary Prospectus or the Final Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Disclosure Package or the Final Prospectus (other than with respect to a document filed with the Commission pursuant to the

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 1934 Act which will be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus), (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Final Prospectus or for additional information relating thereto (other than such a request with respect to a document filed with the Commission pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus), and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.  The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)        Prior to the termination of the offering of the Capital Securities, the Offerors (1) will give the Representative notice of their intention to file or prepare (i) any amendment to the Registration Statement (including any post‑effective amendment) (other than with respect to a document filed with the Commission pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement, the Preliminary Prospectus and Final Prospectus that is not filed to correct a misstatement, an omission or non-compliance that is the subject of a notice delivered to the Underwriters pursuant to paragraph (e) below (a "Periodic Filing")), or (ii) any amendment or supplement to the Disclosure Package or the Final Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Capital Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) (other than with respect to a Periodic Filing), will furnish the Representative with copies of any such amendment, supplement or other document within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object and (2) will furnish the Representative with copies of any document that will be incorporated by reference in the Preliminary Prospectus or the Final Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise.  Subject to the foregoing, the Offerors will file the Preliminary Prospectus and the Final Prospectus pursuant to Rule 424(b) under the 1933 Act within the time required by such rule.

(c)        The Offerors will deliver to the Representative as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representative may reasonably request and will also deliver to the Representative a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(d)        The Offerors will furnish to each Underwriter, from time to time during the period when the Final Prospectus is required to be delivered under the 1933 Act, such number of copies of the Final Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations.

(e)        If at any time when the Final Prospectus is required by the 1933 Act to be delivered in connection with sales of the Capital Securities, except with respect to any such

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 delivery requirement imposed upon an affiliate of the Offerors in connection with any secondary market sales, any event shall occur as a result of which the Disclosure Package or the Final Prospectus as then amended or supplemented will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will, subject to paragraph (b) above, promptly prepare and file with the Commission such amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance (including, if consented to by the Representative, by means of an Issuer Free Writing Prospectus), give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Capital Securities, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(f)         The Offerors will endeavor, in cooperation with the Underwriters, to qualify the Capital Securities (and the Capital Securities Guarantee) and the Junior Subordinated Notes for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Underwriters may designate; provided, however, that none of the Offerors shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

(g)        The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (which need not be audited) of the Company and its subsidiaries, covering an applicable period beginning not later than the first day of the Company's fiscal quarter next following the "Effective Date" (as defined in Rule 158(c) under the 1933 Act) of the Registration Statement, which will satisfy the provisions of Section 11(a) of the 1933 Act.

(h)        The Offerors will use reasonable efforts to effect the listing of the Capital Securities on the New York Stock Exchange; if the Capital Securities are exchanged for Junior Subordinated Notes, the Company will use its reasonable best efforts to effect the listing of the Junior Subordinated Notes on the exchange on which the Capital Securities were then listed.

(i)         The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(j)         Until the business day following the Closing Time, neither the Company nor the Trust will, without the consent of the Representative, offer or sell, or announce the offering of, any additional securities covered by the Registration Statement or by any other registration statement filed under the Act; provided, however, the Company may, at any time, offer or sell or announce the offering of any securities (A) covered by a registration statement on Form S-8, (B) covered by a registration statement on Form S-3 and (i) pursuant to which the Company issues securities under one of the Company's medium-term note programs (including, without limitation, the Company's Series K Medium-Term Notes program and the Company's InterNotes program) or (ii) pursuant to which the Company issues securities for its dividend reinvestment

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 plan, (C) capital securities to be issued in an underwritten offering (under Registration Statement No. 333-133852) in which the lead manager or co-lead manager is Banc of America Securities LLC or (D) senior notes to be issued in an underwritten offering (under Registration Statement No. 333-112708 or 333-133852) in which the lead manager is Banc of America Securities LLC.

(k)        The Offerors will prepare a final term sheet containing only a description of the Capital Securities, in a form approved by the Representative and contained in Schedule D of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the 1933 Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the "Final Term Sheet").  Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(l)         The Offerors represent that each has not made, and agree that, unless they obtain the prior written consent of the Representative, they will not make, any offer relating to the Capital Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the 1933 Act) required to be filed by an Offeror with the Commission or retained by an Offeror under Rule 433 of the 1933 Act; provided that the prior written consent of the Representative shall be deemed to have been given by its execution of this Agreement in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a "Permitted Free Writing Prospectus."  The Offerors agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Offerors consent to the use by any Underwriter of a free writing prospectus that (a) is not an "issuer free writing prospectus" as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Capital Securities or their offering, (ii) information that describes the final terms of the Capital Securities or their offering and that is included in the Final Term Sheet of the Offerors contemplated in paragraph (j) above or (iii) information permitted by Rule 134 of the 1933 Act.

(m)       The Offerors will apply the net proceeds from the sale of the Capital Securities sold by them in the manner described under the caption "Use of Proceeds" in each of the Preliminary Prospectus and the Final Prospectus.

SECTION 4.   PAYMENT OF EXPENSES.  The Company will pay all expenses incident to the performance of each Offeror's obligations under this Agreement, and will pay:  (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Capital Securities, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Securities, the sale of the Securities, (iv) the fees and disbursements of the Company's and the Trust's counsel and accountants, (v) the qualification of the Capital Securities, the Capital Securities Guarantee and the Junior Subordinated Notes under applicable securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of Morrison & Foerster LLP, counsel for the Underwriters, in connection therewith and in connection with the preparation of any blue sky

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 survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the Preliminary Prospectus, of any free writing prospectus, and of the Final Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky survey, (viii) the fee of the NASD, if applicable, (ix) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Junior Subordinated Notes, (x) the preparation, printing, reproduction and delivery to the Underwriters of copies of the Indenture, (xi) the fees and expenses of the Property Trustee, the Delaware Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Delaware Trustee in connection with the Declaration and the Certificate of Trust, (xii) any fees payable in connection with the rating of the Capital Securities and Junior Subordinated Notes, (xiii) the cost and charges of any transfer agent or registrar, (xiv) the fees and expenses incurred in connection with the listing of the Capital Securities and, if applicable, the Junior Subordinated Notes on the New York Stock Exchange, and (xv) the cost of qualifying the Capital Securities with DTC.

If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 7 hereof, the Company shall reimburse the Underwriters for all of their reasonable out‑of‑pocket expenses, including the reasonable fees and disbursements of Morrison & Foerster LLP, counsel for the Underwriters.

SECTION 5.   CONDITIONS OF UNDERWRITERS' OBLIGATIONS.  The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors herein contained or in certificates of officers of the Company or trustees of the Trust, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

(a)        The Registration Statement shall have become effective prior to the date hereof or at such later time and date as may be approved by the Representative and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.  Each of the Preliminary Prospectus and the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Regulations and in accordance with Section 3(b), and prior to the Closing Time, the Offerors shall have provided evidence satisfactory to the Representative of such timely filing.

(b)        For the period from and after effectiveness of this Agreement and prior to the Closing Time, the Final Term Sheet, and any other material required to be filed by the Offerors pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b).

(c)        At the Closing Time, the Representative shall have received:

(1)        The favorable opinion of Helms Mulliss & Wicker, PLLC, counsel for the Company and the Trust, dated as of the Closing Time, to the effect of paragraphs (i) and (v) through (xviii) below, and the favorable opinion of the General Counsel to the Company (or such

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 other attorney in such department, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated as of the Closing Time, to the effect of paragraphs (ii), (iii) and (iv) below:

(i)         The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; the Principal Subsidiary Bank is a national banking association formed under the laws of the United States and authorized thereunder to transact business.

(ii)        The Company and the Principal Subsidiary Bank are qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed.

(iii)       All the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) non-assessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all the outstanding shares of  capital stock of the Principal Subsidiary Bank (except directors' qualifying shares) are owned beneficially, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances.

(iv)       Such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required.

(v)        The Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement has been issued and such counsel is without knowledge that any proceeding for that purpose has been instituted or threatened; the Registration Statement, the Disclosure Package and the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the 1939 Act Regulations.

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(vi)       This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Permitted Exceptions, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws.

(vii)      No authorization, approval, consent or order of any court or governmental authority or agency or body in the United States is necessary or required on behalf of the Company or the Trust in connection with the offering, issuance or sale of the Capital Securities, the Capital Securities Guarantee and the Junior Subordinated Notes by the Offerors, except (A) such as may be required under the 1933 Act and the 1933 Act Regulations and such as may be required under the blue sky, state securities, insurance or similar laws of the United States, and (B) the qualification of the Declaration, the Capital Securities Guarantee Agreement and the Indenture under the 1939 Act.

(viii)      The Declaration has been duly authorized, executed and delivered by the Company and the Regular Trustees and has been duly qualified under the 1939 Act.

(ix)       Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company; the Capital Securities Guarantee Agreement, assuming it is duly authorized, executed and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; and the Capital Securities Guarantee Agreement has been duly qualified under the 1939 Act.  The Common Securities Guarantee Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions.  The Guarantees and the Guarantee Agreements conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(x)        The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Indenture has been duly qualified under the 1939 Act; and the Indenture conforms in all material respects to the description thereof in the Disclosure Package and the Final Prospectus, as supplemented or amended.

(xi)       The Junior Subordinated Notes have been duly authorized and when executed and authenticated in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; and the Junior Subordinated Notes conform in all material respects to the description thereof in the Disclosure Package and the Final Prospectus, as supplemented or amended.

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(xii)      Neither the Company nor the Trust is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus neither will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

(xiii)      The forms of the Common Securities and the Capital Securities and the Declaration conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(xiv)     All of the issued and outstanding Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

(xv)      The Trust is not a party to or otherwise bound by any agreement other than those described in the Disclosure Package and the Final Prospectus.

(xvi)     This Agreement has been duly executed and delivered by the Trust.

(xvii)     Neither the issuance and sale of the Junior Subordinated Notes or the Guarantees, nor the consummation of any other of the transactions herein contemplated or contemplated by the Indenture or the Guarantee Agreements, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or (1) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or (2) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank.

(xviii)    If the Initial Capital Securities are to be listed on the New York Stock Exchange, authorization therefore has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Offerors have filed a preliminary listing application with respect to the Initial Capital Securities to be filed with the New York Stock Exchange and such counsel has received no information stating that the Initial Capital Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

In giving their opinions required by this Section, but without opining in connection therewith, such counsel also shall state, that although such counsel expresses no view as to portions of the Registration Statement, the Disclosure Package or the Final Prospectus consisting of financial statements and other financial, accounting, and statistical information and such counsel has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness, or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus or any amendment or supplement thereto (other than as stated in (ix), (x), (xi), (xiii) above), such counsel has no reason to believe that such remaining

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 portions of the Registration Statement or any amendment thereto as of the time it became effective, the Initial Sale Time, and as of the date of such counsel's opinion, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the Disclosure Package, as of the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, or that the Final Prospectus, as amended or supplemented, as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina, the General Corporate Law of the State of Delaware, or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on the representations and warranties of the Offerors contained herein or in the Declaration, the Indenture, the Guarantee Agreements, that certain subscription agreement, of even date herewith, between the Company and the Trust covering the Common Securities and that certain note purchase agreement, of even date herewith, between the Company and the Trust, or on certificates of responsible officers of the Company and its subsidiaries and public officials.

(2)        The favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger P.A., special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i)         The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a statutory trust have been made; the Trust has all necessary power and authority to own property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement, the Initial Capital Securities and the Common Securities.

(ii)        Assuming due authorization, execution and delivery by the Company and the Trustees, the Declaration is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

(iii)       The Common Securities have been duly authorized by the Declaration and are validly issued and represent undivided beneficial interests in the assets of the Trust.

(iv)       The Initial Capital Securities have been duly authorized by the Declaration and are validly issued and, subject to the terms of the Declaration, when delivered to and

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 paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable beneficial interests in the assets of the Trust; the holders of the Initial Capital Securities will, subject to the terms of the Declaration, be entitled to the same limitation of personal liability under Delaware law as is extended to stockholders of private corporations for profit; and the issuance of the Initial Capital Securities is not subject to preemptive or other similar rights.

(v)        This Agreement has been duly authorized by the Trust.

(vi)       The issuance and sale by the Trust of the Initial Capital Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and the compliance by the Trust with its obligations hereunder will not violate (A) any of the provisions of the Certificate of Trust or the Declaration or (B) any applicable Delaware law or administrative regulation.

(3)        The favorable opinion, dated as of the Closing Time, of Emmet, Marvin & Martin, LLP, special Delaware counsel to The Bank of New York (Delaware), in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i)         The Bank of New York (Delaware) is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration.

(ii)        The execution, delivery and performance by the Delaware Trustee of the Declaration have been duly authorized by all necessary corporate action on the part of the Delaware Trustee.  The Declaration has been duly executed and delivered by the Delaware Trustee, and constitutes the legal, valid and binding obligation of the Delaware Trustee, enforceable against the Delaware Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

(iii)       The execution, delivery and performance of the Declaration by the Delaware Trustee does not conflict with or constitute a breach of the articles of organization or bylaws of the Delaware Trustee.

(iv)       No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is necessary or required for the execution, delivery or performance by the Delaware Trustee of the Declaration.

(4)        The favorable opinion, dated as of the Closing Time, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York, as Debt Trustee under the Indenture, as Guarantee Trustee under the Capital Securities Guarantee Agreement, and as Property Trustee under the Declaration, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i)         The Bank of New York is a New York banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State

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 of New York with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration, the Indenture and the Capital Securities Guarantee Agreement.

(ii)        The execution, delivery and performance by the Debt Trustee of the Indenture, the execution, delivery and performance by the Property Trustee of the Declaration, and the execution, delivery and performance by the Guarantee Trustee of the Capital Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Debt Trustee, the Property Trustee and the Guarantee Trustee, respectively.  The Indenture has been duly executed and delivered by the Debt Trustee, and constitutes the legal, valid and binding obligations of the Debt Trustee, enforceable against the Debt Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.  The Declaration has been duly executed and delivered by the Property Trustee, and constitutes the legal, valid and binding obligations of the Property Trustee, enforceable against the Property Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.  The Capital Securities Guarantee Agreement has been duly executed and delivered by the Guarantee Trustee, and constitutes the legal, valid and binding obligations of the Guarantee Trustee, enforceable against the Guarantee Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

(iii)       The execution, delivery and performance of the Indenture by the Debt Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Debt Trustee. The execution, delivery and performance of the Declaration by the Property Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee.  The execution, delivery and performance of the Capital Securities Guarantee Agreement by the Guarantee Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Guarantee Trustee.

(iv)       No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is necessary or required for the execution, delivery or performance by the Debt Trustee of the Indenture.  No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is necessary or required for the execution, delivery or performance by the Property Trustee of the Declaration. No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Guarantee Trustee of the Capital Securities Guarantee Agreement.

(5)        The favorable opinion, dated as of the Closing Time, of Morrison & Foerster LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the legal existence of the Company and the Trust, the Capital Securities, the Indenture, the Capital Securities Guarantee Agreement, this Agreement, the Registration Statement, the Disclosure Package, the Final Prospectus and any other related matters as the Representative may require.

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In giving its opinion, Morrison & Foerster LLP may rely as to certain matters of (i) Delaware law upon the opinion of Richards, Layton & Finger P.A., counsel for the Offerors, which shall be delivered in accordance with Section 5(c)(2) hereto and (ii) North Carolina law upon the opinion of Helms Mulliss & Wicker, PLLC, which shall be delivered in accordance with Section 5(c)(1) hereto.

(6)        The favorable opinion, dated as of the Closing Time, of Morrison & Foerster LLP, special tax counsel to the Company and the Trust, as to certain Federal tax matters set forth in the Disclosure Package and the Final Prospectus under "United States Federal Income Taxation."

(d)        At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), earnings, business or properties of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Final Prospectus, as amended or supplemented, and the Representative shall have received a certificate of any Senior Vice President or Treasurer or any other authorized officer of the Company and a certificate of a Regular Trustee of the Trust, and dated as of the Closing Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and this Agreement and they are without knowledge that:  (i) there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Final Prospectus, as amended or supplemented, (ii) the representations and warranties in Section 1 hereof are not true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Trust or the Company, as the case may be, has not performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, (iv) any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been initiated or threatened by the Commission, and (v) any litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Initial Capital Securities, or which in any way affects the validity of the Initial Capital Securities.

(e)        At the time this Agreement is executed, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representative, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

(1)        They are an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

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(2)        In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related rules and regulations adopted by the Commission.

(3)        On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(i)         Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the board of directors of the Principal Subsidiary Bank as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(ii)        Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus to the date of the latest available interim financial data; and

(iii)       Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(a)        the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations thereunder;

(b)        any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, for them to be in conformity with generally accepted accounting principles;

(c)        (i)  at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the common stock or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet

                                                                                23

 included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the common stock or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement, the Preliminary Prospectus and the Final Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers LLP shall state any specific changes or decreases.

The letter shall also state that PricewaterhouseCoopers LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and which are specified by the Representative and agreed to by PricewaterhouseCoopers LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

In addition, at the Closing Time, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect set forth in this subsection (e).

(f)         Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in the immediate prior sub-section or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Trust or the Company and its subsidiaries, considered as one enterprise, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Initial Capital Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(g)        At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Initial Capital Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors, in connection with the issuance and sale of the Initial Capital Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Morrison & Foerster LLP, counsel for the Underwriters.

(h)        At the Closing Time, at least one "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), has rated the Capital Securities in one of its four highest rating categories and (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any such nationally recognized statistical rating organization, and (ii) no such organization shall have publicly announced that it has under

                                                                                24

 surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

(i)         There shall not have come to the Representative's attention any facts that would cause the Representative to believe that the Disclosure Package, as of the Initial Sale Time, or the Final Prospectus, at the time it was required to be delivered to a purchaser of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(j)         At the Closing Time, the Initial Capital Securities shall have been authorized for listing on the New York Stock Exchange upon notice of issuance.

(k)        In the event the Underwriters exercise the Option to purchase all or any portion of the Option Capital Securities and the Option Closing Time determined by the Representative pursuant to Section 2 is later than the Closing Time, the obligations of the several Underwriters to purchase and pay for the Option Capital Securities that they shall have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Offerors contained herein, to the performance by the Offerors of their obligations hereunder and to the following additional conditions:

(1)        No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.  The Preliminary Prospectus and the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Regulations and in accordance with Section 3(b), and prior to the Option Closing Time.

(2)        As of the Option Closing Time, the Representative shall have received, each dated as of the Option Closing Time and relating to the Option Capital Securities:

(i)         The favorable opinion of Helms Mulliss & Wicker, PLLC, counsel for the Company, and the favorable opinion of the General Counsel to the Company (or such other attorney, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinions required by Section 5(c)(1);

(ii)        The favorable opinion of Richards Layton & Finger P.A., special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(c)(2);

(iii)       The favorable opinion of Emmet, Marvin & Martin, LLP, counsel for The Bank of New York (Delaware), in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(c)(3);

                                                                                  25

(iv)       The favorable opinion of Emmet, Marvin & Martin, LLP, counsel for The Bank of New York, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(c)(4);

(v)        The favorable opinion of Morrison & Foerster LLP, counsel for the Underwriters to the same effect as the opinion required by Section 5(c)(5);

(vi)       The favorable opinion of Morrison & Foerster LLP, special tax counsel to the Company and the Trust to the same effect as the opinion required by Section 5(c)(6);

(vii)      Certificates with respect to the matters set forth in Section 5(d);

(viii)      A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(e) except that the "specified date" in the letter furnished pursuant to this sub-section shall be a date not more than five days prior to the Option Closing Time;

(3)        Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in the immediate prior sub-section or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Trust or the Company and its subsidiaries, considered as one enterprise, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Option Capital Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(4)        At the Option Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Option Capital Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors, in connection with the issuance and sale of the Option Capital Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Morrison & Foerster LLP, counsel for the Underwriters.

(5)        At the Option Closing Time, at least one nationally recognized statistical rating organization has rated the Capital Securities in one of its four highest rating categories and (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any such nationally recognized statistical rating organization, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

(6)        There shall not have come to the Representative's attention any facts that would cause the Representative to believe that the Disclosure Package or the Final Prospectus, at the time it was required to be delivered to a purchaser of the Securities, included an untrue

                                                                                        26

 statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(7)        At the Option Closing Time, there has been no suspension or withdrawal of the authorization for listing the Capital Securities on the New York Stock Exchange.

(l)         In connection with the sale and purchase of the Initial Capital Securities or the Option Capital Securities, as the case may be, if any condition specified in this Section with respect thereto shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Offerors, in writing or by telephone or telegraph confirmed in writing, at any time at or prior to the Closing Time or Option Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, and 7 shall survive any such termination and will remain in full force and effect.

SECTION 6.   INDEMNIFICATION AND CONTRIBUTION

(a)        The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Final Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the 1939 Act of any Trustee.  This indemnity agreement will be in addition to any liability which the Offerors may otherwise have.

(b)        Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Trust, the Trustees, each of the Company's directors, each of the Company's officers who signs the Registration Statement and each of the Trustees who signs the Registration Statement, and each person who controls the Company or the Trust within the

                                                                                        27

 meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Offerors by or on behalf of such Underwriter through the Representative specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereof.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Offerors acknowledge that (i) the names of the Underwriters and the statements required by Item 508 of Regulation S-K set forth in the language on the cover page or under the heading "Underwriting", (ii) the sentences relating to concessions and reallowances, and (iii) the paragraph related to stabilization and syndicate covering transactions in the Preliminary Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto, and the Representative confirms that such statements are correct.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Representative in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                                                                                                 28

(d)        To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 6 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Offerors on the grounds of policy or otherwise, the Offerors and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Offerors and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule B hereto and the Offerors are responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Capital Securities) be responsible for any amount in excess of the underwriting discount applicable to the Capital Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter, and each person who controls either of the Offerors within the meaning of either the 1933 Act or the 1934 Act, each officer or trustee of the Offerors who shall have signed the Registration Statement and each director or trustee of the Offerors shall have the same rights to contribution as the Offerors, subject in each case to clause (y) of this paragraph (d).  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

(e)        The Company agrees to indemnify the Trust against all losses, claims, damages or liabilities incurred by the Trust under Section 6(a) hereof.

SECTION 7.   TERMINATION OF AGREEMENT.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Offerors prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have been declared by Federal or New York State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Securities.

SECTION 8.   DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.  If one or more of the Underwriters shall fail at the Closing Time or at the Option Closing Time, as the case may be, to purchase all or part of the Capital Securities that it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non defaulting

                                                                                           29

 Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24‑hour period, then:

(a)        if the number of Defaulted Securities does not exceed 10% of the Initial Capital Securities or the Option Capital Securities, as the case may be, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)        if the number of Defaulted Securities exceeds 10% of the Initial Capital Securities or the Option Capital Securities, as the case may be, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Offerors shall have the right to postpone the Closing Time or the Option Closing Time, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements.

SECTION 9.   NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to them at Banc of America Securities LLC, 214 North Tryon Street, Charlotte, North Carolina 28255, Attn.: Brian L. Hungerford, Principal, with a copy to:  Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attn.:  James R. Tanenbaum; notices to the Trust and the Company shall be directed to them at Bank of America Corporation, Corporate Treasury Division, NC1-007-07-06, 100 North Tryon Street, Charlotte, N.C. 28255, Attn.:  Karen A. Gosnell, Senior Vice President, with a copy to each of:  Bank of America Corporation, Legal Department, NC1-002-29-01, 101 South Tryon Street, Charlotte, North Carolina 28255, Attn.:  General Counsel; and Helms Mulliss & Wicker, PLLC, 201 North Tryon Street, Charlotte, North Carolina  28202, Attn.:  Boyd C. Campbell, Jr.

SECTION 10. PARTIES.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Trust, and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives,

                                                                                            30

 and for the benefit of no other person, firm or corporation.  No purchaser of Capital Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 11. NO FIDUCIARY DUTIES; AGREEMENT COMPLETE

(a)        Each of the Company and the Trust acknowledges and agrees that: (i) the purchase and sale of the Capital Securities pursuant to this Agreement, including the determination of the public offering price of the Capital Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company and the Trust, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Trust is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party, including the Trust; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Trust with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Trust on other matters) and no Underwriter has any obligation to the Company or the Trust with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Trust and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Trust has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Trust and the several Underwriters, or any of them, with respect to the subject matter hereof.  Each of the Company and the Trust hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Trust may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 12. GOVERNING LAW AND TIME.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.  Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 13. COUNTERPARTS.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                                                          31

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

Very truly yours,
BANK OF AMERICA CORPORATION
By:	/s/ Karen A. Gosnell
Name: Karen A. Gosnell
Title: Senior Vice President
BAC CAPITAL TRUST XII

By:	/s/ James T. Houghton
Name: James T. Houghton
Title: Regular Trustee
By:	/s/ Karen A. Gosnell
Name: Karen A. Gosnell
Title: Regular Trustee
CONFIRMED AND ACCEPTED,
as of the date first above written:
Banc of America Securities LLC

For itself and as the Representative
of the several Underwriters named in
Schedule A hereto.
By: BANC OF AMERICA SECURITIES LLC
By:	/s/Lily Chang
Name: Lily Chang
Title: Principal

SCHEDULE A

NAME OF UNDERWRITERS	NUMBER OF CAPITAL SECURITIES

Banc of America Securities LLC..............................................................	3,300,000
Incapital LLC..........................................................................................	3,300,000
A.G. Edwards & Sons, Inc......................................................................	3,300,000
Citigroup Global Markets Inc...................................................................	3,300,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.................................	3,300,000
Morgan Stanley & Co. Incorporated........................................................	3,300,000
UBS Securities LLC................................................................................	3,300,000
Wachovia Capital Markets, LLC.............................................................	3,300,000
Bear, Stearns & Co. Inc..........................................................................	600,000
Goldman, Sachs & Co.............................................................................	600,000
HSBC Securities (USA) Inc....................................................................	600,000
Lehman Brothers Inc. .............................................................................	600,000
RBC Dain Rauscher Inc...........................................................................	600,000
Wells Fargo Securities, LLC....................................................................	600,000

Total..............................................................................................	30,000,000

                                                                                           A-1

SCHEDULE B

Underwriting Agreement dated July 26, 2006

Registration Statement Nos. 333-123714, 333-123714-01, 333-123714-02, 333-123714-03, 333-123714-04, 333-123714-05 and 333-123714-06

Underwriters: Banc of America Securities LLC
Incapital LLC
A.G. Edwards & Sons, Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
HSBC Securities (USA) Inc.
Lehman Brothers Inc.
RBC Dain Rauscher Inc.
Wells Fargo Securities, LLC

Address of Underwriters:

c/o Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina 28255
Attention: Brian L. Hungerford, Principal

Title, Purchase Price and Description of Securities:

Title:  BAC Capital Trust XII 6⅞% Capital Securities due 2055

1.         The initial public offering price per security for the Capital Securities, determined as provided in said Section 2, shall be $25.00.

2.         The purchase price per security for the Capital Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above.

3.         The compensation per Capital Security to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $0.7875 per security.

Closing Date, Time and Location:  August 2, 2006, 9:00 A.M. New York City time, Office of Morrison & Foerster LLP.

                                                                                      B-1

Stock Exchange Listing:  Application will be made to list the Capital Securities on the New York Stock Exchange.

                                                                                       B-2

SCHEDULE C
ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet

                                                                                         C-1

SCHEDULE D

Filed Pursuant to Rule 433
Registration No. 333-123714
and 333-123714-02

BAC CAPITAL TRUST XII
6⅞% CAPITAL SECURITIES
FINAL TERM SHEET

Dated July 26, 2006

Issuer:	BAC Capital Trust XII

Ratings:	Aa3(Moody's)/A(S&P)/A+(Fitch)

Size:	30,000,000 capital securities

Issue Price and Liquidation Amount:	$25 per capital security

Issue Amount of Capital Securities:	$750,000,000

Cash Distributions:	Annual rate of 6⅞% of the stated liquidation amount of $25 per capital security

Distribution Dates:	February 2, May 2, August 2 and November 2 of each year, beginning November 2, 2006

Cumulative:	Yes

Day Count:	30/360

Maturity of BAC Junior Subordinated Notes:	August 2, 2055, unless prepaid earlier

Interest Rate of BAC Junior Subordinated Notes:	Annual rate of 6⅞% per $25 principal amount, from and including August 2, 2006

Interest Payment Dates of BAC Junior Subordinated Notes:	February 2, May 2, August 2 and November 2 of each year, beginning November 2, 2006

Additional Interest on Deferred Distributions:	Annual rate of 6⅞% of the unpaid distributions, compounded quarterly

Redemption Provisions:	The capital securities have no stated maturity but must be redeemed upon the maturity of the Bank of America Corporation Junior Subordinated Notes on August 2, 2055 or their earlier prepayment.

First Optional Call Date:	August 2, 2011

Cash Payment Deferral:	Up to 20 quarters

Public Offering Price:	$750,000,000 in the aggregate

Bookrunning Manager	Banc of America Securities LLC

Joint Lead Manager	Incapital LLC

Senior Co-Managers:	A.G. Edwards Citigroup Merrill Lynch & Co. Morgan Stanley UBS Investment Bank Wachovia Securities

Junior Co-Managers	Bear, Stearns & Co. Inc. Goldman, Sachs & Co. HSBC Lehman Brothers RBC Capital Markets Wells Fargo Securities

Settlement Date:	August 2, 2006 (DTC)

Listing:	NYSE

CUSIP	05633T 20 9

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free at 1-800-294-1322 or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com.